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                                                               Exhibit 99.14(b)

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus for the Stein Roe Intermediate Municipals Fund (one of the series constituting the Liberty Stein Roe Municipal Funds Trust), and "Financial Statements" and "Independent Auditors" in the Liberty Stein Roe Fund Statement of Additional Information and to the incorporation by reference of our report dated August 22, 2001 with respect to those financial statements and financial highlights included in the Annual Report dated June 30, 2001, which Prospectus, Statement of Additional Information, and our report are incorporated by reference in the Combined Prospectus and Proxy Statement included in this Registration Statement on Form N-14 of the Liberty Funds Trust
V. We further consent to the references to us under the headings "Other Service Providers of the Liberty Fund and the Intermediate Municipals Fund", "Appendix A
- Agreement and Plan of Reorganization" (paragraph 4.1(f)), and in "Appendix F - Financial Highlights ...", in such Combined Prospectus and Proxy Statements.




                                /s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 3, 2002